UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 22, 2004

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6450 Via Real, Carpinteria, California		93013
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (805) 684-6614

Item 5.  Other Events and Regulation FD Disclosure.

On June 22, 2004, QAD Inc. issued a press release announcing the declaration of a one-time dividend of $0.10 per share, the initiation of quarterly dividends, and a stock buyback program.  A copy of this press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: June 22, 2004	By	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as Principal Financial Officer)